UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2006

Georgia-Carolina Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22891

Georgia	58-2326075
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3527 Wheeler Road
Augusta, Georgia 30909
(Address of principal executive offices, including zip code)

706-731-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On October 30, 2006, Georgia-Carolina Bancshares, Inc. filed a Form 8-K furnishing its press release, dated October 27, 2006, that announced its results of operations for the quarter and nine months ended September 30, 2006. An amended copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K/A to correct two errors on page one thereof relating to the increase in net interest income for the third quarter of 2005 and the diluted earnings per share for the third quarter of 2006, respectively. Exhibit 99.1 is incorporated herein by reference in its entirety. The information in this Form 8-K/A and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934 and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release, dated October 27, 2006, issued by Georgia-Carolina Bancshares, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Georgia-Carolina Bancshares, Inc.

Date: October 31, 2006	By:	/s/ Patrick G. Blanchard
Patrick G. Blanchard
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated October 27, 2006, issued by Georgia-Carolina Bancshares, Inc.